AMENDED & RESTATED

VOTING AND EXCHANGE TRUST AGREEMENT

BETWEEN

DIALOG GROUP, INC.

AND

ADVALIANT INC.

AND

ADVALIANT USA, INC.

AND

EMPIRE MEDIA, INC.

AND

JIVAN MANHAS

AND

MATTHEW WISE

EXECUTED AUGUST 11TH, 2005

NUNC PRO TUNC AS OF

JUNE 30, 2005

AMENDED & RESTATED

VOTING AND EXCHANGE TRUST AGREEMENT

THIS AMENDED & RESTATED VOTING AND EXCHANGE TRUST AGREEMENT is entered into on August 11th, 2005 nunc pro tunc as of, June 30, 2005, by and between ADVALIANT USA, INC., a corporation existing under the laws of Delaware (“AdValiant USA), ADVALIANT INC., a corporation incorporated under the laws of Ontario (the “Corporation”), DIALOG GROUP, INC., a corporation existing under the laws of Delaware (“DGI”), EMPIRE MEDIA, INC., a corporation existing under the laws of Delaware (“Empire” or “Trustee”), Jivan Manhas, of the City of Toronto, in the Province of Ontario and Matthew Wise, of the City of Toronto, in the Province of Ontario.

WHEREAS pursuant to a Merger Agreement dated as of June 30, 2005, made between DGI, AdValiant USA, AdValiant Acquisition Corp., the Corporation, and Empire, Matthew Wise and Jivan Manhas (the “Shareholders”) (such agreement as it may be amended or restated is hereinafter referred to as the “Merger Agreement”) the parties thereto agreed that prior to the Merger (as defined below), the parties hereto would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in an Exhibit to the Merger Agreement, together with such other terms and conditions as may be agreed to by the parties to the Merger Agreement.

WHEREAS pursuant to a reorganization of the capital of the Corporation (the “Reorganization”) contemplated in the Merger Agreement, the Corporation and Shareholders agreed that all of the outstanding Common Shares of the Corporation were reclassified as exchangeable shares (the “Exchangeable Shares”) having the rights, privileges, restrictions and conditions attached hereto as Schedule A (collectively, the “Exchangeable Share Provisions”) and the Corporation would issue a specified number of Exchangeable Shares to each Shareholder.

WHEREAS pursuant to the Merger Agreement, AdValiant USA and AdValiant Acquisition Corp., a wholly-owned subsidiary of DGI, shall merge (the “Merger”) and, upon the merger, outstanding shares of common stock of AdValiant USA will be cancelled and each of the 100 outstanding shares of Class A common stock of AdValiant USA will be changed into four shares of Class F Preferred Stock of DGI.

WHEREAS prior to the effective time of the Merger, Exchangeable Shares shall be exercisable for common stock of AdValiant USA and on and after the effective time of the Merger, Exchangeable Shares shall be exercisable for common stock of DGI.

WHEREAS all references to “ParentCo” in this Agreement shall mean AdValiant USA if the reference is made to any action to be taken by or in respect of ParentCo prior to the effective time of the Merger and shall mean DGI on and after the effective time of the Merger if the reference is made to any action to be taken by or in respect of ParentCo.

WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby (i) voting rights in common stock of AdValiant USA, prior to the Merger, and voting rights in common stock of DGI, on and after the Merger, shall be exercisable by holders (other than AdValiant USA and DGI and their Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to and share certificates in respect of Class A Common Stock in the capital of AdValiant USA prior to the effective time of the Merger and Class F Voting Preferred Stock in the capital of DGI on and after the effective time of the Merger, to which, in each case, voting rights are intended to be granted for the benefit of the holders of Exchangeable Shares in such number as is equal to the number of Exchangeable Shares from time to time issued and outstanding, excluding Exchangeable Shares held by AdValiant USA or DGI and their respective Subsidiaries, and (ii) the rights to require ParentCo or, at the option of ParentCo, ParentCo Sub (as hereinafter defined) to purchase Exchangeable Shares from the holders thereof (other than AdValiant USA and DGI and their Subsidiaries) shall be exercisable by such holders of Exchangeable Shares by and through the Trustee, which will hold the covenant of ParentCo to purchase, or cause ParentCo Sub to purchase, the Exchangeable Shares for the benefit of such holders;

WHEREAS the Merger Agreement requires that the shareholders of the Corporation on the date hereof deposit with the Escrow Agent 75% of the 336,685,584 issued and outstanding Exchangeable Shares and the Trustee will deposit with the Escrow Agent 75% of the 400 issued and outstanding DGI Preferred Voting Shares (the “Escrowed Shares”) issued on the date hereof;

WHEREAS the Escrowed Shares will be held by the Escrow Agent in escrow in accordance with Article 5 hereof and the terms of the Escrow Agreement, pending determination of the number of Exchangeable Shares and DGI Preferred Voting Shares to be released from escrow on each Supplemental Closing pursuant to the Merger Agreement;

AND WHEREAS the parties desire to amend and restate the Trust Agreement,

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1 -   DEFINITIONS AND INTERPRETATION

1.1	Definitions.

In this agreement, the following terms shall have the following meanings:

“AdValiant USA Preferred Voting Shares” means the Class A Common Stock in the capital of AdValiant USA, Inc. having the attributes provided in Schedule D hereof;

“Automatic Exchange Rights” means the obligation of ParentCo to effect the automatic exchange of ParentCo Common Shares for Exchangeable Shares pursuant to Section 6.11 hereof;

“Board of Directors” means the Board of Directors of the Corporation;

“Business Day” has the meaning provided in the Exchangeable Share Provisions;

“Canadian Dollar Equivalent” means in respect of any amount expressed in a foreign currency (the “Foreign Currency Amount”) at any date, the product obtained by multiplying the Foreign Currency Amount by the official noon spot rate of exchange on such date for such foreign currency, as reported by the Bank of Canada;

“DGI Preferred Voting Shares” means the Class F Voting Preferred Stock in the capital of Dialog Group, Inc. having the attributes provided in Schedule E hereof;

“Equivalent Vote Amount” means, with respect to any matter, proposition or question on which holders of ParentCo Common Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of ParentCo Common Shares is entitled with respect to such matter, proposition or question;

“Escrow Agent”means Mark Alan Siegel as escrow agent pursuant to the terms of the Escrow Agreement;

“Escrow Agreement”means an agreement dated as of June 30, 2005 among Dialog Group, Inc., AdValiant Acquisition Corp., AdValiant Inc., AdValiant USA, Inc., Empire Media, Inc, Matthew Wise and Jivan Manhas, and Mark Siegel as escrow agent;

“Escrowed Shares” has the meaning provided in the recitals hereto;

“Exchange Right” has the meaning provided in Section 6.1(a) hereof;

“Exchangeable Share Consideration” has the meaning provided in the Exchangeable Share Provisions;

“Exchangeable Share Price” has the meaning provided in the Exchangeable Share Provisions;

“Exchangeable Share Provisions” has the meaning provided in the recitals hereto;

“Exchangeable Shares” has the meaning provided in the recitals hereto;

“Holder Votes” has the meaning provided in Section 4.2 hereof;

“Holders” means the registered holders from time to time of Exchangeable Shares, other than ParentCo and its Subsidiaries;

“Insolvency Event” means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions;

“Liquidation Call Right” has the meaning provided in the Exchangeable Share Provisions;

“Liquidation Event” has the meaning provided in subsection 6.11(a) hereof;

“Liquidation Event Effective Time” has the meaning provided in subsection 6.11(c) hereof;

“Merger Agreement” has the meaning provided in the recitals hereto and a copy thereof is attached hereto as Schedule B.

“Officer's Certificate” means, with respect to ParentCo or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of ParentCo or the Corporation, as the case may be;

“ParentCo”has the meaning provided in the recitals hereto;

“ParentCo Common Share” has the meaning provided in the Exchangeable Share Provisions;

“ParentCo Consent” means any written consent sought by ParentCo from holders of its common stock;

“ParentCo Meeting” means any meeting of shareholders of AdValiant USA at which the holders of AdValiant Common Shares or AdValiant USA Preferred Voting Shares is entitled to vote and any meeting of shareholders of DGI at which holders of DGI Common Shares or DGI Preferred Voting Stock is entitled to vote;

“ParentCo Preferred Shares” means, collectively, the AdValiant USA Preferred Voting Shares and the DGI Preferred Voting Shares;

“ParentCo Sub” means any Subsidiary of AdValiant USA or DGI incorporated under the Business Corporations Act (Ontario) for the purpose of delivering ParentCo Common Shares as provided in this agreement, the Exchangeable Share Provisions or the Support Agreement;

“Person” includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative;

“Redemption Call Right” has the meaning provided in the Exchangeable Share Provisions;

“Reorganization” has the meaning provided in the recitals hereto;

“Retracted Shares” has the meaning provided in Section 6.7 hereof;

“Retraction Call Right” has the meaning provided in the Exchangeable Share Provisions;

“Subsidiary” has the meaning provided in the Exchangeable Share Provisions;

“Successor” has the meaning provided in Section 11.1 hereof;

“Supplemental Closings” mean the release from escrow of Escrowed Shares in accordance with Section 7.04 of the Merger Agreement and the terms of the Escrow Agreement on December 15, 2005, March 15, 2006, June 16, 2006 and September 15, 2006;

“Support Agreement” means that certain amended and restated support agreement made as of the date hereof by and between AdValiant USA, Inc., Dialog Group, Inc. and the Corporation;

“Trust” means the trust created by this agreement;

“Trust Estate” means the ParentCo Preferred Shares, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement;

“Trustee” means Empire Media, Inc. and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns;

“US$”means the lawful currency of the United States of America; and

“Voting Rights” means the voting rights with respect to AdValiant USA, Inc. prior to the effective time of the Merger attached to the AdValiant USA Preferred Voting Shares held by the Trustee and the voting rights with respect to Dialog Group, Inc. on and after the effective time of the Merger attached to the DGI Preferred Voting Shares held by the Trustee.

1.2	Integration Not Affected by Headings, Etc.

The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3	Number, Gender, Etc.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4	Date for Any Action.

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Exhibits and Schedules.

The following are the Exhibits and Schedules annexed hereto and incorporated by reference in this agreement:

Exhibit A - List of Escrowed Shares

Schedule A - Exchangeable Share Provisions

Schedule B - Merger Agreement (excluding schedules and exhibits)

Schedule C - Support Agreement

Schedule D - AdValiant USA Preferred Voting Share Provisions

Schedule E - DGI Preferred Voting Share Provisions

ARTICLE 2 - PURPOSE OF AGREEMENT

The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the AdValiant USA Preferred Voting Shares and the DGI Preferred Voting Shares (other than such shares held by the Escrow Agent) in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement. DGI Preferred Voting Shares held by the Escrow Agent shall be held pursuant to the provisions of the Merger Agreement and the Escrow Agreement for the benefit of the Holders or the Corporation as therein provided.

ARTICLE 3 - PARENTCO PREFERRED SHARES

3.1	Issuance and Ownership of the ParentCo Preferred Shares.

Prior to the Merger, AdValiant USA shall issue to and deposit with the Trustee, 100 AdValiant USA Preferred Voting Shares and upon the Merger becoming effective, the AdValiant USA Preferred Voting Shares shall be changed into a total of 400 DGI Preferred Voting Shares of which DGI shall issue and deposit certificates representing (i) 100 DGI Preferred Voting Shares with the Trustee to be thereafter held of record by the Trustee as trustee for and on behalf of the Holders in accordance with the provisions of this agreement and (ii) 300 DGI Preferred Voting Shares with the Escrow Agent to be held by the Escrow Agent and delivered from time to time at Supplemental Closings to the Trustee in accordance with the terms of the Merger Agreement and the Escrow Agreement. AdValiant USA and DGI hereby acknowledge receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and acknowledge the sufficiency or adequacy thereof) for the issuance of the ParentCo Preferred Shares deposited by each of them with the Trustee and the Escrow Agent. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the ParentCo Preferred Shares not held by the Escrow Agent pursuant to the terms of the Escrow Agreement and the Merger Agreement and the Trustee shall be entitled to exercise all of the rights and powers of an owner with respect to such ParentCo Preferred Shares, provided that the Trustee shall:

(a)	hold the ParentCo Preferred Shares and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

(b)
except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the ParentCo Preferred Shares, and the ParentCo Preferred Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2	Safe Keeping of Certificate.

The certificates representing the ParentCo Preferred Shares outstanding from time to time, other than such certificates held by the Escrow Agent, shall at all times be held in safe keeping by the Trustee or its agent. The Trustee shall store the certificates in its vault or in the vault of a Schedule I Canadian chartered bank.

3.3	Holders’ Benefit.

For greater certainty, the Trustee holds the benefit of the Voting Rights for the Holders but all other rights in respect of the ParentCo Preferred Shares, including without limitation any right to dividends on the AdValiant USA Preferred Voting Shares and the DGI Preferred Voting Shares are for the benefit of AdValiant USA and DGI, respectively.

ARTICLE 4 - EXERCISE OF VOTING RIGHTS

4.1	Voting Rights.

The Trustee, as the holder of record of the ParentCo Preferred Shares not held by the Escrow Agent, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the ParentCo Preferred Shares held by it, on any matter, question or proposition whatsoever that may properly come before the holders of ParentCo Common Shares at a ParentCo Meeting or in connection with a ParentCo Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.12 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof in connection with which a ParentCo Consent is sought or a ParentCo Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2	Number of Votes.

With respect to all ParentCo Meetings and with respect to all ParentCo Consents, each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by ParentCo or by applicable law for such ParentCo Meeting or ParentCo Consent, as the case may be, (the “Holder Votes”) in respect of each matter, question or proposition to be voted on at such ParentCo Meeting or to be consented to in connection with such ParentCo Consent.

4.3	Mailings to Shareholders.

With respect to each ParentCo Meeting and ParentCo Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as ParentCo uses in communications to holders of ParentCo Common Shares, subject to the Trustee's ability to provide such other method of communication and upon being advised in writing of such method) to each of the Holders named in the Voting List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by ParentCo to holders of ParentCo Common Shares:

(a)	a copy of such notice, together with any proxy or information statement and related materials to be provided to holders of ParentCo Common Shares;

(b)	a statement as to the number of Holder Votes which the Holder is entitled to exercise;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Holder or his designee to exercise personally the Holder Votes; or

(ii)	a proxy to a designated agent or other representative of the management of ParentCo to exercise such Holder Votes;

(d)	a statement that if no voting instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

(e)	a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

(f)
a statement of (i) the time and date by which voting instructions must be received by the Trustee in order to be binding upon it, which in the case of a ParentCo Meeting shall not be earlier than the close of business on the Business Day prior to such voting meeting, and (ii) the method for revoking or amending such voting instructions.

ParentCo hereby covenants to provide to the Trustee, in a timely manner and for the benefit of the Holders, the shareholder materials and a form of the accompanying documents referred to above.

For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such ParentCo Meeting or ParentCo Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by ParentCo or by applicable law for purposes of determining shareholders entitled to vote at such ParentCo Meeting or to give written consent in connection with such ParentCo Consent. ParentCo will notify the Trustee in writing of any decision of the board of directors of ParentCo with respect to the calling of any such ParentCo Meeting or the seeking of any such ParentCo Consent and, together with the Corporation, shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3. The Corporation shall provide to the Trustee, in a timely manner, a current list of the Holders, and the number of Exchangeable Shares held of record by each Holder, in order to make such calculation of Holder Votes and give the information required by Section 4.3(b).

4.4	Copies of Shareholder Information.

ParentCo will deliver to the Trustee copies of all proxy materials, (including notices of ParentCo Meetings, but excluding proxies to vote ParentCo Common Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of ParentCo Common Shares in sufficient quantities and in sufficient time, to the extent possible, so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of ParentCo Common Shares. The Trustee will mail or otherwise send to each Holder, at the expense of ParentCo, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by ParentCo) received by the Trustee from ParentCo, to the extent possible, at the same time as such materials are first sent to holders of ParentCo Common Shares. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal office.

4.5	Other Materials.

Immediately after receipt by ParentCo of any material sent or given generally to the holders of ParentCo Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender or exchange offer circulars (and related information and material), ParentCo shall obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of ParentCo, copies of all such materials received by the Trustee from ParentCo. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office.

4.6	List of Persons Entitled to Vote.

The Corporation shall, (i) prior to each annual, general and special ParentCo Meeting or the seeking of any ParentCo Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “Voting List”) of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a Voting List prepared in connection with a ParentCo Meeting or a ParentCo Consent, at the close of business on the record date established by ParentCo or pursuant to applicable law for determining the holders of ParentCo Common Shares entitled to receive notice of and/or to vote at such ParentCo Meeting or to give consent in connection with such ParentCo Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. ParentCo agrees to give the Corporation written notice (with a copy to the Trustee) of the calling of any ParentCo Meeting or the seeking of any ParentCo Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes.

Any Holder named in a Voting List prepared in connection with any ParentCo Meeting or any ParentCo Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8	Voting by Trustee and Attendance of Trustee Representatives at Meeting.

(a)
In connection with each ParentCo Meeting and ParentCo Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

(b)
The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each ParentCo Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

(i)	has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or

(ii)	submits to the Trustee's representatives written revocation of any such previous instructions.

At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials.

Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as ParentCo uses in communications to holders of ParentCo Common Shares), and shall be delivered or sent to each Holder at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

(a)	current lists of the Holders; and

(b)	on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10	Termination of Voting Rights.

Except as otherwise provided herein, all of the rights of a Holder and the Trustee with respect to the Holder Votes exercisable on the basis of the number of Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to ParentCo, the Trustee’s right to exercise the Holder Votes in respect of such Holder shall terminate automatically and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for ParentCo Common Shares, as described in Article 6 hereof (unless in either case ParentCo shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by ParentCo or ParentCo Sub pursuant to the exercise by ParentCo or ParentCo Sub of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

ARTICLE 5 - ESCROWED SHARES

5.1	Issuance and Ownership of Escrowed Shares.

As provided in the Merger Agreement, the Holders have deposited certificates representing all of the Escrowed Shares with the Escrow Agent. Such share certificates are registered in the name of the Escrow Agent as escrow agent pursuant to the terms of the Escrow Agreement. The Escrowed Shares shall be held by the Escrow Agent and released by the Escrow Agent to the Trustee, in the case of DGI Preferred Voting Shares and to Holders or to ParentCo in the case of the Exchangeable Shares in accordance with the provisions of the Escrow Agreement.

ARTICLE 6 - EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

6.1	Grant and Ownership of the Exchange Right.

ParentCo hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

(a)
the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require ParentCo to purchase or to cause ParentCo Sub to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, and

(b)	the Automatic Exchange Rights,

all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. ParentCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the sufficiency and adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by ParentCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise and enforce for the benefit of the Holders all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(c)	hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

(d)
except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

6.2	Legended Share Certificates.

The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

(b)	the Automatic Exchange Rights.

6.3	General Exercise of Exchange Right.

The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.12 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 6 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

6.4	Purchase Price.

The purchase price payable by ParentCo or ParentCo Sub for each Exchangeable Share to be purchased by ParentCo or ParentCo Sub under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, ParentCo will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by ParentCo or ParentCo Sub delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

6.5	Exercise Instructions.

Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires ParentCo to purchase, duly endorsed in blank with a medallion guarantee affixed, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, together with:

(a)	a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

(i)	that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require ParentCo to purchase from the Holder the number of Exchangeable Shares specified therein,

(ii)
that such Holder has good title to and owns all such Exchangeable Share to be acquired by ParentCo free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

(iii)	the names in which the certificates representing ParentCo Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, and

(iv)	the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

(b)	a certificate evidencing one (1) share of Class F Voting Preferred Stock for each 841,714 Exchangeable Shares presented for exchange.

(c)	payment (or evidence satisfactory to the Trustee, the Corporation and ParentCo of payment) of the taxes (if any) payable as contemplated by Section 6.8 of this agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by ParentCo or ParentCo Sub under the Exchange Right, the Corporation shall issue a new certificate for the balance of such Exchangeable Shares to the Holder at the expense of the Corporation.

6.6	Delivery of Exchangeable Share Consideration; Effect of Exercise.

Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires ParentCo to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to ParentCo, the Trustee shall notify ParentCo and the Corporation of its receipt of the same, which notice to ParentCo and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and ParentCo shall immediately thereafter deliver or cause ParentCo Sub to deliver to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Corporation and ParentCo of the payment of) the taxes (if any) payable as contemplated by Section 6.8 of this agreement. Immediately upon the giving of notice by the Trustee to ParentCo and the Corporation of the exercise of the Exchange Right, as provided in this Section 6.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to ParentCo (or at ParentCo’s option, to ParentCo Sub) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by ParentCo or ParentCo Sub to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by ParentCo or ParentCo Sub and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the ParentCo Common Shares delivered to it pursuant to the Exchange Right and no longer to be the holder of the sold Exchangeable Shares for purposes of having voting rights with respect to the ParentCo Preferred Shares pursuant to Article 4 hereof. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect to the ParentCo Preferred Shares pursuant to Article 4 hereof.

6.7	Exercise of Exchange Right Subsequent to Retraction.

In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Holder (the “Retracted Shares”) and is notified by the Corporation pursuant to Section 6.6 of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Corporation and provided that neither ParentCo nor ParentCo Sub shall have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to the Corporation pursuant to Section 6.7 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against the Corporation's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Corporation (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which the Corporation is not permitted to redeem and will require ParentCo or ParentCo Sub to purchase such shares in accordance with the provisions of this Article 6.

6.8	Stamp or Other Transfer Taxes.

Upon any sale of Exchangeable Shares to ParentCo or ParentCo Sub pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing ParentCo Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

(a)
shall pay (and none of ParentCo, ParentCo Sub, the Corporation or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

(b)	shall have established to the satisfaction of the Trustee, ParentCo and the Corporation that such taxes, if any, have been paid.

The Corporation and the Trustee (as directed in writing by the Corporation) shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any Holder such amounts as the Corporation or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded unless such Holder provides to the Corporation certificates or such other assurances as are provided for under the Income Tax Act (Canada) , the United States Internal Revenue Code of 1986 or such other applicable taxation provisions. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority as and when required. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion, if any, of the consideration otherwise payable to the Holder, the Corporation and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation or the Trustee shall notify the Holder and remit to such Holder any unapplied balance of the net proceeds of such sale.

6.9	Notice of Insolvency Event.

Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation shall give written notice thereof to the Trustee and ParentCo. As soon as practicable after receiving notice from the Corporation of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of ParentCo, a notice of such Insolvency Event in the form provided by ParentCo, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

6.10	{Intentionally omitted}

6.11	Automatic Exchange on Liquidation of ParentCo.

(a)	ParentCo will give the Trustee written notice of each of the following events (a “Liquidation Event”) at the time set forth below:

(i)
in the event of any determination by the board of directors of the ParentCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ParentCo or to effect any other distribution of assets of ParentCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)	immediately, upon the earlier of

A.	receipt by ParentCo of notice of; and

B.	ParentCo's otherwise becoming aware of;

any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ParentCo or to effect any other distribution of assets of ParentCo among its shareholders for the purpose of winding up its affairs.

(b)
Immediately following receipt by the Trustee from ParentCo of notice of any event (a “Liquidation Event”) contemplated by Section 6.11(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by ParentCo to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for ParentCo Common Shares provided for in Section 6.11(c) below.

(c)
In order that the Holders will be able to participate on a pro rata basis with the holders of ParentCo Common Shares in the distribution of assets of ParentCo in connection with a Liquidation Event, immediately prior to the effective time (the “Liquidation Event Effective Time”) of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for ParentCo Common Shares. To effect such automatic exchange, ParentCo shall be deemed to have purchased each Exchangeable Share held by Holders outstanding immediately prior to the Liquidation Event Effective Time, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, ParentCo will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

(d)
The closing of the transaction of purchase and sale contemplated by Section 6.11(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to ParentCo all of the Holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares, and ParentCo shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the right to receive ParentCo Common Shares to be issued to it pursuant to the automatic exchange of Exchangeable Shares for ParentCo Common Shares, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with ParentCo pursuant to such automatic exchange shall thereafter be deemed to represent a right to receive the ParentCo Common Shares to be issued to the Holder by ParentCo pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent ParentCo Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as ParentCo may reasonably require, ParentCo shall deliver or cause to be delivered to the Holder certificates representing the ParentCo Common Shares of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of ParentCo Common Shares, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of having voting rights with respect to ParentCo Preferred Shares pursuant to Article 4 hereof.

ARTICLE 7 - CONCERNING THE TRUSTEE

7.1	Powers and Duties of the Trustee.

The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

(a)	receipt and deposit of the ParentCo Preferred Shares from AdValiant USA, DGI and the Escrow Agent as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

(b)	granting proxies and distributing materials in relation to the ParentCo Preferred Shares to Holders as provided in this agreement;

(c)	voting the Holder Votes in relation to the ParentCo Preferred Shares in accordance with the provisions of this agreement;

(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from ParentCo as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

(e)
exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders certificates representing Exchangeable Shares and other requisite documents, and distributing to such Holders the ParentCo Common Shares and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

(h)	taking action at the direction of a Holder or Holders to enforce the obligations of ParentCo under this agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and the terms of this agreement and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of, any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2	Dealings with Transfer Agents, Registrars, Etc.

The Corporation and ParentCo irrevocably authorize the Trustee, from time to time, to:

(a)	consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the ParentCo Common Shares; and

(b)	requisition, from time to time,

(i)
from the Corporation or any such registrar or transfer agent of the Exchangeable Shares any information readily available from the records maintained by it and any certificates representing the Exchangeable Shares which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement; and

(ii)
from the transfer agent of ParentCo Common Shares, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 6 hereof, the share certificates issuable upon such exercise.

The Corporation and ParentCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. ParentCo covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 7 hereof.

7.3	Books and Records.

The Trustee shall keep available for inspection by ParentCo and the Corporation, at the Trustee's principal office correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Escrowed Shares, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31 in every year after the date hereof, so long as the ParentCo Preferred Shares are on deposit with the Trustee, the Trustee shall, on request by ParentCo, transmit to ParentCo and the Corporation a brief report, dated as of the preceding December 31, with respect to:

(a)	property and funds comprising the Trust Estate as of that date;

(b)
the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by ParentCo of ParentCo Common Shares in connection with the Exchange Right, during the calendar year ended on such date; and

(c)	all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.4	Income Tax Returns and Reports.

The Corporation shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the ParentCo Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, ParentCo shall retain such experts for purposes of providing such advice and assistance.

7.5	Indemnification Prior to Certain Actions by Trustee.

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the written request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the ParentCo Preferred Shares pursuant to Article 3 hereof, subject to Section 7.12 hereof, and with respect to the Exchange Right as specifically provided for in Article 6 hereof, subject to Section 7.12 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 6 hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.6	Actions by Holders.

No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.5 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the escrow provisions, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.7	Reliance Upon Declarations.

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.8 hereof, if applicable, and with any other applicable provisions of this agreement.

7.8	Evidence and Authority to Trustee.

The Corporation and/or ParentCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by the Corporation and/or ParentCo or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights, the escrow provisions or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation and/or ParentCo forthwith if and when:

(a)	such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.8; or

(b)
the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives the Corporation and/or ParentCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of the Corporation and/or ParentCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

Whenever such evidence relates to a matter other than the Voting Rights, the escrow provisions or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation and/or ParentCo it shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(i)	declaring that he has read and understands the provisions of this agreement relating to the condition in question;

(ii)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(iii)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.9	Experts, Advisers and Agents.

The Trustee may:

(a)
in relation to these presents act and rely, and shall be protected in acting and relying, on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation and/or ParentCo or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)
employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

7.10	Investment of Moneys Held by Trustee.

Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the timely written direction of the Corporation. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.11	Trustee Not Bound to Act on Request.

Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or ParentCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.12	Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)
the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)
the differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.13	Acceptance of Trust.

The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

ARTICLE 8 - COMPENSATION

ParentCo agrees to reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that ParentCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.

ARTICLE 9 - INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1	Indemnification of the Trustee.

ParentCo and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee, and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (for whom it is expressly agreed that the Trustee is holding the benefit of this indemnity and rights of enforcement thereof in trust) (collectively, the “Indemnified Parties”) against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with and completion of its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by ParentCo or the Corporation pursuant hereto. In no case shall ParentCo or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless

ParentCo and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim and such failure prejudices the ability of the ParentCo or the Corporation to respond to any such claim or action. Subject to (i) below, ParentCo and the Corporation shall be entitled to participate at their own expense in the defense and, if ParentCo or the Corporation so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by ParentCo or the Corporation, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and ParentCo or the Corporation and the Trustee shall have been advised by counsel acceptable to ParentCo or the Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to ParentCo or the Corporation and that an actual or potential conflict of interest exists (in which case ParentCo and the Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

9.2	Limitation of Liability.

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 10 - CHANGE OF TRUSTEE

10.1	Resignation.

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to ParentCo and the Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless ParentCo and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, ParentCo and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which the Corporation has its registered office upon application of one or more of the parties hereto at the Corporation's expense.

10.2	Removal.

The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by ParentCo and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

10.3	Successor Trustee.

Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to ParentCo and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of ParentCo and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of the agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, ParentCo, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4	Notice of Successor Trustee.

Upon acceptance of appointment by a successor trustee as provided herein, ParentCo and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If ParentCo or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of ParentCo and the Corporation.

ARTICLE 11 - SUCCESSORS TO PARENTCO OR THE CORPORATION

11.1	Certain Requirements in Respect of Combination, Etc.

If either ParentCo or the Corporation shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, it shall ensure that:

(a)
such other Person or continuing corporation (the “Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) are necessary or advisable to evidence the assumption by the Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of ParentCo under this agreement; and

(b)
such transaction shall be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

11.2	Vesting of Powers in Successor.

In the event that Section 11.1 applies, the Trustee, the Successor and the Corporation shall execute and deliver the supplemental agreement provided for in Article 12 hereof, and thereupon the Successor shall possess and from time to time may exercise each and every right and power of ParentCo under this agreement in the name of ParentCo or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of ParentCo or any officers of ParentCo may be done and performed with like force and effect by the directors or officers of such Successor.

11.3	Wholly-owned Subsidiaries.

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of ParentCo with or into ParentCo or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of ParentCo provided that all of the assets of such subsidiary are transferred to ParentCo or another wholly-owned subsidiary of ParentCo, and any such transactions are expressly permitted by this Article 11.

ARTICLE 12 - AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

12.1	Amendments, Modifications, Etc.

Subject to Section 12.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by the Corporation, ParentCo and the Trustee and approved by the Holders in accordance with Article 9 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2	Ministerial Amendments.

Notwithstanding the provisions of Section 12.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

(a)	adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

(b)
making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of ParentCo and the Corporation and in the opinion of the Trustee, relying upon its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee, relying on its counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole;

(c)
making such changes or corrections which, on the advice of counsel to the Corporation, ParentCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and, relying on its counsel, and the board of directors of each of the Corporation and ParentCo shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole; or

(d)	making such changes as may be necessary or appropriate to implement or give effect to any assignment or assumption made pursuant to Section 14.8 hereof.

12.3	Meeting to Consider Amendments.

The Corporation, at the request of ParentCo, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

12.4	Changes in Capital of ParentCo and the Corporation.

At all times after the occurrence of any event effected pursuant to Section 2.5 or Section 2.6 of the Support Agreement, as a result of which either ParentCo Common Shares, the ParentCo Preferred Shares or the Exchangeable Shares or any of them are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which ParentCo Common Shares, the ParentCo Preferred Shares or the Exchangeable Shares or any of them are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5	Execution of Supplemental Agreements.

From time to time the Corporation (when authorized by a resolution of its Board of Directors), ParentCo (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)
evidencing the succession of any Successors to ParentCo and the covenants of and obligations assumed by each such Successor in accordance with the provisions of Article 12 and the successor of any successor trustee in accordance with the provisions of Article 10;

(b)
making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the escrow provisions, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to ParentCo, the Corporation, the Trustee or this agreement; and

(c)
for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

12.6	Equivalence.

ParentCo hereby covenants and agrees to forthwith effect necessary amendments to its constating documents, this agreement, the Support Agreement or the Escrow Agreement to ensure that the number of DGI Preferred Voting Shares are adjusted to fully reflect the effect of any change in the number of issued and outstanding Exchangeable Shares so that the Voting Rights shall in the aggregate equal at least one vote for each outstanding Exchangeable Share that is not held by the Escrow Agent.

ARTICLE 13 - TERMINATION

13.1	Term.

The Trust created by this agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Holder and no Escrowed Shares are held by the Escrow Agent;

(b)
each of the Corporation and ParentCo elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Article 9 of the Exchangeable Share Provisions; and

(c)
21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2	Survival of Agreement.

This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder and no Escrowed Shares are held by the Escrow Agent; provided, however, that the provisions of Articles 9 and 10 hereof shall survive any such termination of this agreement.

ARTICLE 14 - GENERAL

14.1	Severability.

If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2	Enurement.

This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3	Notices to Parties.

(a)	if to ParentCo to:
Dialog Group, Inc. Twelfth Floor 257 Park Avenue South New York, N.Y. U.S.A. 10010
Attention: Peter V. DeCrescenzo
Fax: (212) 719-7010
Tel: (212) 254-1913

with copies to:
Mark Siegel Suite 400E 1900 Corporate Boulevard Boca Raton, Florida U.S.A. 33431
Fax: (561) 862-0713
Tel: (561) 988-6835

(b)	if to the Corporation to:
AdValiant Inc. 2 St. Clair Avenue East Suite 800 Toronto, Ontario Canada M4T 2T5
Attention: Jivan Manhas
Fax: (888) 239-3375
Tel: (416) 644-4951

(c)	if to AdValiant USA to:
AdValiant USA, Inc. 257 Park Avenue South Suite 1201 New York, NY 10010
Attention: Peter Bordes
Fax: (888) 239-3375
Tel: (646) 230-1013

with copies to:
McCarthy Tétrault LLP Suite 4700 Toronto Dominion Bank Tower Toronto, Ontario M5K 1E6
Attention: Jay M. Hoffman
Fax: (416) 868-0673
Tel: (416) 601-7692

(d)	if to Empire to:
Empire Media, Inc. 257 Park Avenue South Suite 1201 New York, NY 10010
Attention: Peter Bordes
Fax: (888) 239-3375
Tel: (646) 230-1013

(e)	if to Jivan Manhas
2 St. Clair Avenue East Suite 800 Toronto, Ontario Canada M4T 2T5
Fax: (888) 239-3375
Tel: (416) 644-4951

(f)	if to Matthew Wise
2 St. Clair Avenue East Suite 800 Toronto, Ontario Canada M4T 2T5
Fax: (888) 239-3375
Tel: (416) 644-4950

(g)	if to the Trustee to:
Empire Media, Inc. 257 Park Avenue South Suite 1201 New York, NY 10010
Attention: Peter Bordes
Facsimile No. (888) 239-3375
Tel: (646) 230-1013

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4	Notice to Holders.

Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5	Risk of Payments by Post.

Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by the Corporation or by ParentCo or by such Holder to the Trustee or to ParentCo or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation or ParentCo, in the case of payments made or documents sent by the Trustee or the Corporation or ParentCo, and the Holder, in the case of payments made or documents sent by the Holder.

14.6	Counterparts.

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7	Governing Law.

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.8	Permitted Assignment.

ParentCo may assign any or all of its rights and obligations under this agreement to any Subsidiary of ParentCo, organized under the laws of Canada or any province thereof, provided that each of ParentCo and such Subsidiary shall thereafter be jointly and severally liable for the performance by such Subsidiary of the obligations of ParentCo pursuant to this Agreement. Any and all of the obligations of ParentCo may be performed and satisfied by any such Subsidiary of ParentCo, except that nothing in this Section 14.8 shall permit any change to the rights, privileges, restrictions and conditions attaching to the ParentCo Preferred Shares, the ParentCo Common Shares or the Exchangeable Shares.

IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.

ADVALIANT INC.

By:	/s/ Peter Bordes
Name: Peter Bordes
Title: President

ADVALIANT USA, INC.

By:	/s/ Peter Bordes
Name: Peter Bordes
Title: President

DIALOG GROUP, INC.

By:	/s/ Peter V. DeCrescenzo
Name: Peter V. DeCrescenzo
Title: President

EMPIRE MEDIA, INC.

		By:	/s/ Peter Bordes
Name: Peter Bordes
Title: President

/s/ Jivan Manhas
Witness	)	Jivan Manhas
)
)
)
)
	)	/s/ Matthew Wise
Witness	)	Matthew Wise
)
)

EXHIBIT A

List of Escrowed Shares

Depositing Shareholders

Empire Media, Inc.
Jivan Manhas
Matthew Wise

Number of Exchangeable Shares
Deposited in Escrow

252,514,188

Number of DGI Preferred Voting Shares
Deposited in Escrow

300

TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS AND INTERPRETATION		2
1.1	Definitions	2
1.2	Integration Not Affected by Headings, Etc	5
1.3	Number, Gender, Etc	5
1.4	Date for Any Action	5
1.5	Exhibits and Schedules	5

ARTICLE 2 - PURPOSE OF AGREEMENT		6

ARTICLE 3 - PARENTCO PREFERRED SHARES		6
3.1	Issuance and Ownership of the ParentCo Preferred Shares	6
3.2	Safe Keeping of Certificate	7
3.3	Holders’ Benefit	7

ARTICLE 4 - EXERCISE OF VOTING RIGHTS		7
4.1	Voting Rights	7
4.2	Number of Votes	7
4.3	Mailings to Shareholders	7
4.4	Copies of Shareholder Information	9
4.5	Other Materials	9
4.6	List of Persons Entitled to Vote	9
4.7	Entitlement to Direct Votes	10
4.8	Voting by Trustee and Attendance of Trustee Representatives at Meeting	10
4.9	Distribution of Written Materials	10
4.10	Termination of Voting Rights	11

ARTICLE 5 - ESCROWED SHARES		11
5.1	Issuance and Ownership of Escrowed Shares	11

ARTICLE 6 - EXCHANGE RIGHT AND AUTOMATIC EXCHANGE		12
6.1	Grant and Ownership of the Exchange Right	12
6.2	Legended Share Certificates	12
6.3	General Exercise of Exchange Right	13
6.4	Purchase Price	13
6.5	Exercise Instructions	13
6.6	Delivery of Exchangeable Share Consideration; Effect of Exercise	14
6.7	Exercise of Exchange Right Subsequent to Retraction	15
6.8	Stamp or Other Transfer Taxes	15
6.9	Notice of Insolvency Event	16
6.10	{Intentionally omitted}	16
6.11	Automatic Exchange on Liquidation of ParentCo	16

ARTICLE 7 - CONCERNING THE TRUSTEE		18
7.1	Powers and Duties of the Trustee	18
7.2	Dealings with Transfer Agents, Registrars, Etc	19
7.3	Books and Records	20
7.4	Income Tax Returns and Reports	20
7.5	Indemnification Prior to Certain Actions by Trustee	20
7.6	Actions by Holders	21
7.7	Reliance Upon Declarations	21
7.8	Evidence and Authority to Trustee	21
7.9	Experts, Advisers and Agents	22
7.10	Investment of Moneys Held by Trustee	23
7.11	Trustee Not Bound to Act on Request	23
7.12	Conflicting Claims	23
7.13	Acceptance of Trust	24

ARTICLE 8 - COMPENSATION		24

ARTICLE 9 - INDEMNIFICATION AND LIMITATION OF LIABILITY		24
9.1	Indemnification of the Trustee	24
9.2	Limitation of Liability	25

ARTICLE 10 - CHANGE OF TRUSTEE		25
10.1	Resignation	25
10.2	Removal	25
10.3	Successor Trustee	26
10.4	Notice of Successor Trustee	26

ARTICLE 11 - SUCCESSORS TO PARENTCO OR THE CORPORATION		26
11.1	Certain Requirements in Respect of Combination, Etc	26
11.2	Vesting of Powers in Successor	27
11.3	Wholly-owned Subsidiaries	27

ARTICLE 12 - AMENDMENTS AND SUPPLEMENTAL AGREEMENTS		27
12.1	Amendments, Modifications, Etc	27
12.2	Ministerial Amendments	27
12.3	Meeting to Consider Amendments	28
12.4	Changes in Capital of ParentCo and the Corporation	28
12.5	Execution of Supplemental Agreements	28
12.6	Equivalence.	29

ARTICLE 13 - TERMINATION		29
13.1	Term	29
13.2	Survival of Agreement	29

ARTICLE 14 - GENERAL		30
14.1	Severability	30
14.2	Enurement	30
14.3	Notices to Parties	30
14.4	Notice to Holders	33
14.5	Risk of Payments by Post	34
14.6	Counterparts.	34
14.7	Governing Law	34
14.8	Permitted Assignment	34